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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITTORS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Anixter International Inc. 2001 Mid-Level Stock Option Plan of our report dated April 10, 2003, with respect to the consolidated financial statements and schedules of Anixter International Inc. included in its Annual Report (Form 10-K/A) for the year ended January 3, 2003, filed with the Securities and Exchange Commission.

                                                        ERNST & YOUNG LLP


Chicago, Illinois
April 10, 2003